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                                   EXHIBIT 21


                             U.S. Trust Corporation

                              List of Subsidiaries





                                                                State or Other Jurisdiction Office           Percent
                                                                         of Incorporation                    Owned
                                                                ----------------------------------        ------------
United States Trust Company of New York                                    New York                           100.0%
   United States Trust Company International Corporation                   United States                      100.0
      United States Trust Company of New York (Grand Cayman) Ltd.          Cayman Islands                     100.0
      UST Overseas Corporation                                             Delaware                           100.0
        Foreign & Colonial Asset Management                                London, England                     50.0
   UST Property Company, Inc.                                              New York                           100.0
   UST Financial Services Corp.                                            New York                           100.0
   US Trust Mortgage Service Company                                       Florida                            100.0
U.S. Trust Company of California, N.A.                                     California                         100.0
   UST Fiduciary Services Ltd.                                             Delaware                           100.0
   UST - Los Angeles, Inc.                                                 California                         100.0
U.S. Trust Company of Connecticut                                          Connecticut                        100.0
U.S. Trust Company of Florida Savings Bank                                 Florida                            100.0
U.S. Trust Company of New Jersey                                           New Jersey                         100.0
   UST Securities Corporation                                              New Jersey                         100.0
U.S.T. L.P.O. Corp.                                                        Delaware                           100.0
   U.S. Trust Company of Texas, N.A.                                       Texas                              100.0
CTMC Holding Company                                                       Oregon                             100.0
   CTC Consulting, Inc.                                                    Oregon                             100.0
   U.S. Trust Company of the Pacific Northwest                             Oregon                             100.0